                                                Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-279023) on Form N-2 of our reports dated February 4, 2026, with respect to the consolidated financial statements of Ares Capital Corporation and the effectiveness of internal control over financial reporting and our report dated February 4, 2026 on the senior securities table attached as an exhibit to the Form 10-K.

/s/ KPMG LLP

Los Angeles, California
February 4, 2026